Exhibit 31.2
CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Andrew C. Corbin, certify that:
     1. I have reviewed this annual report on Form 10-K of Emdeon Corporation;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.
     4. [Intentionally omitted]*
     5. [Intentionally omitted]*
Date: August 30, 2006

/s/ Andrew C. Corbin Andrew C. Corbin
Executive Vice President and
Chief Financial Officer
(Principal financial and accounting officer)

*	Paragraphs 4 and 5, omitted here, are included in Exhibit 31.2 to the Annual Report on Form 10-K filed by Emdeon Corporation on March 16, 2006.